Exhibit 11

Skadden, Arps, Slate, Meagher & Flom llp

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March 9, 2026

The Gabelli Preferred & Income Trust

One Corporate Center

Rye, New York 10580

RE:	The Gabelli Preferred & Income Trust - Registration Statement on Form N-14 (File No. 333-289638)

Ladies and Gentlemen:

We have acted as special United States counsel to The Gabelli Preferred & Income Trust, a Delaware statutory trust (the “Fund”), in connection with the Registration Statement on Form N-14 (File No. 333-289638) (the “Registration Statement”) filed by the Fund with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on August 15, 2025. The Registration Statement relates to the distribution of up to [4,430,489] common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund to be distributed to the shareholders of The Gabelli Dividend & Income Trust, a Delaware statutory trust (the “Dividend Trust”). The Fund will issue the Common Shares in exchange for the transfer of certain assets from the Dividend Trust as described in the Registration Statement (such transaction is referred to herein as the “Formation Transaction”).

This opinion is delivered in accordance with the requirements of Item 16 of Form N-14 under the Securities Act.

The Gabelli Preferred & Income Trust

March 9, 2026

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the notification of registration on Form N-8A (File No. 811-24114) of the Fund filed with the Commission under the Investment Company Act of 1940 (the “1940 Act”) on August 8, 2025;

(b) the registration statement on Form N-2 (File No. 811-24114) of the Fund filed with the Commission under the 1940 Act on August 15, 2025;

(c) the Registration Statement, as proposed to be amended by Pre-Effective Amendment No. 1 thereto to be filed with the Commission on the date hereof;

(d) an executed copy of a certificate of Peter Goldstein, Secretary of the Fund, dated the date hereof (the “Secretary’s Certificate”);

(e) a copy of the Fund’s Certificate of Trust, certified by the Secretary of State of the State of Delaware as of March 6, 2025, and certified as effective as of such date and the date hereof pursuant to the Secretary’s Certificate (the “Certificate of Trust”);

(f) a copy of the Agreement and Declaration of Trust of the Fund, dated as of May 12, 2025, certified as effective as of such date and the date hereof pursuant to the Secretary’s Certificate (the “Declaration of Trust”);

(g) a copy of the Bylaws of the Fund, certified as effective as of the date hereof pursuant to the Secretary’s Certificate (the “Bylaws” and, together with the Certificate of Trust and the Declaration of Trust, the “Governing Documents”);

(h) a copy of certain resolutions of the Board of Trustees of the Fund, adopted on May 14, 2025 relating to the authorization of the issuance of the Common Shares, certified as effective as of such date and the date hereof pursuant to the Secretary’s Certificate; and

(i) a copy of a certificate, dated March 6, 2026, and a bringdown verification thereof dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Fund’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

The Gabelli Preferred & Income Trust

March 9, 2026

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and the Dividend Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

In addition, in rendering the opinion stated herein, we have assumed that:

(a) the Common Shares have been issued in the Formation Transaction; and

(b) the Governing Documents are the only instruments or agreements creating the Fund and providing for the governance of the affairs of the Fund and the conduct of its business, and we do not express any opinion with respect to the effect of any other instrument or agreement as to the affairs of the Fund and the conduct of its business;

We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware Statutory Trust Act (the “DSTA”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the shareholders of the Dividend Trust have approved the transactions covered by the Registration Statement and (ii) the Common Shares have been issued and delivered in the Formation Transaction, the issuance of the Common Shares will have been duly authorized by all requisite trust action by the Fund under the DSTA, and the Common Shares will be validly issued, fully paid and nonassessable under the DSTA.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH